OPTION AGREEMENT


         This Option Agreement ("Agreement") is entered into as of the 7th day of January, 2000, by and among WI-LAN INC. ("WLI"), a body corporate, incorporated pursuant to the laws of the Canadian province of Alberta; and FINOVA MEZZANINE CAPITAL INC. ("FINOVA"), a Tennessee corporation.


                                    RECITALS:

         WHEREAS, WLI and FINOVA have entered into that Purchase Agreement (the "Purchase Agreement") dated December 29, 1999, providing for the sale and purchase of certain property and pursuant to which FINOVA is to grant to WLI an option with respect to one million three hundred fourteen thousand three hundred thirty-three (1,314,333) shares of Series A Convertible Preferred Stock (the "Stock") issued by Digital Transmission Systems, Inc. ("DTS"), a Delaware corporation, which stock is presently evidenced by certificate number A-1 and is presently owned and held by FINOVA;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:

         1. Grant of Option to Purchase. FINOVA hereby grants to WLI an option to purchase some or all of the Stock from FINOVA at any time and from time to time from the date hereof until two (2) years from the date hereof. The price paid to FINOVA by WLI as to any Stock being purchased shall be One Dollar (U.S. $1.00) per share. WLI may exercise this option by delivering written notice to FINOVA along with a wire transfer or cashier's check drawn on a national bank with offices in the State of Tennessee. The notice shall state the number of shares as to which WLI wishes to exercise its right to purchase and shall include a statement of WLI's calculation of the remaining number of shares as to which the option may be exercised, taking into account the newly submitted exercise and all previous purchases. Upon receipt of the notice and funds, FINOVA shall immediately tender its stock certificate to DTS along with such powers of attorney or other documents as may be reasonably necessary to effect the transfer of the elected Stock to WLI and the issuance of appropriate certificates to reflect the resulting ownership of the Stock by WLI and FINOVA.

         2. Agreement Not to Sell or Convert. FINOVA agrees that it will not sell any of the Stock (except pursuant to this Agreement) or elect to convert any of the Stock to common stock of DTS for a period of one (1) year from the date hereof.

         3. Right of First Refusal. FINOVA agrees that if, after the expiration of the restricted period described in Section 2 above but before the expiration of the option granted in Section 1 above, FINOVA wishes to sell or exercise its right of conversion with respect to any of the Stock, FINOVA will first give WLI written notice of its intention describing the intended activity (sale or conversion) and the number of shares of Stock to which the intention applies and allow WLI a period of five (5) days after receipt of such notice within which WLI may exercise its option to purchase such Stock and preclude the sale or conversion by FINOVA. If WLI fails to duly exercise its option with respect to the proposed transaction, FINOVA shall be free to enter into the proposed sale or conversion, free of any interest in favor of WLI as to the shares sold or converted or their proceeds, within thirty (30) days after the date on which FINOVA gave notice of the proposed transaction to WLI.

         4. Securities Laws. The parties shall take all necessary actions in order to assure that any transfer of Stock pursuant to this Agreement is made in full compliance with all applicable securities laws. WLI warrants that it is an accredited investor under the United States Securities and Exchange Commission's Regulation D with respect to the Stock and agrees to enter into such additional representations and warranties as FINOVA may reasonably require in connection with the transfer of any Stock to WLI including, but not limited to, representations similar to those provided by WLI to FINOVA pursuant to the Purchase Agreement.

         5. Notices. Any notification to be given with respect to this Agreement shall be made in the matter set forth in the Purchase Agreement.

         6. General Provisions. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, executives, successors, administrators and assigns. If any provision of this Agreement is held invalid or unenforceable for any reason, the remaining provisions shall remain in full effect. This Agreement may be executed in several counterpart originals. The validity and construction of this Agreement shall be determined according to the substantive laws of the state of Tennessee, and the parties consent to the jurisdiction of state and federal courts sitting in Nashville, Tennessee and agree that such courts shall have exclusive venue over any disputes arising under this Agreement. Any litigation regarding this Agreement shall be conducted by a judge as to matter of both law and fact and the parties hereto hereby knowingly, voluntarily and with benefit of counsel waive the right to demand a trial by jury in any such proceeding.

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


         EXECUTED as of the date first written above.


                                        WI-LAN INC.


                                        By:       [Signature illegible]
                                              -------------------------
                                        Title:    [Signature illegible]
                                              -------------------------


                                        FINOVA MEZZANINE CAPITAL INC.


                                        By:       [Signature illegible]
                                              -------------------------
                                        Title:
                                              -------------------------


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